Exhibit h(15)

AMENDMENT TO THE SHAREHOLDER SERVICE AGREEMENT
BY AND BETWEEN TD ASSET MANAGEMENT USA INC. AND
TD BANKNORTH, N.A.

        Amendment made as of        , 2008 to the Shareholder Services Agreement dated as of December 18, 2006, (the "Agreement"), by and between TD ASSET MANAGEMENT USA INC. (the "Adviser") and TD BANKNORTH, N.A.

WITNESSETH:

WHEREAS, the Adviser and TD BANKNORTH, N.A. desire to amend the Agreement as hereinafter set forth;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.	Any reference in the Agreement to TD BANKNORTH, N.A will be replaced by TD BANK, N.A.

2.	TDAM Institutional Treasury Obligations Money Market Fund is included as a "Fund" under the Agreement for all purposes.

3.	Except as specifically amended hereby, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be signed by their respective duly authorized officers as of the day and year above written.

TD ASSET MANAGEMENT USA INC.

By:	Name: Mark Bell Title: Managing Director

TD COMMERCE BANK N.A.

By:	Name: Fernando Garip Title: Senior V.P.